Exhibit 23.1


                         INDEPENDENT AUDITORS' CONSENT



The Board of Directors of
UCAR International Inc.


We consent to incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 of UCAR International Inc. of our report relating to the consolidated financial statements of UCAR International Inc. and Subsidiaries, which report appears on Page 88 of the UCAR International Inc. Annual Report on Form 10-K for the year ended December 31, 2000 and to the reference to our firm under the heading "Experts" in the prospectus.



                                       /s/ KPMG LLP


Nashville, Tennessee
December 17, 2001